UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 22, 2016

Solitron Devices, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-04978	22-1684144
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3301 Electronics Way, West Palm Beach, Florida	33407
(Address of Principal Executive Offices)	(Zip Code)

(561) 848-4311

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Shevach Saraf

On July 22, 2016, Shevach Saraf retired as Chairman, Chief Executive Officer, President, Chief Financial Officer, Treasurer and a member of the Board of Directors of Solitron Devices, Inc. (the "Company"). In connection with his retirement, Mr. Saraf entered into a Separation and General Release Agreement (the "Separation Agreement"), dated July 22, 2016, with the Company. Mr. Saraf also resigned from all positions with the Company including his position as Trustee of the Company's 401(k) plan.

Pursuant to the Separation Agreement, the Company and Mr. Saraf agreed that his last day of active full-time employment with the Company would be July 22, 2016 (the "Separation Date"). Pursuant to the Separation Agreement, Mr. Saraf has agreed to comply with certain confidentiality and cooperation provisions. The Separation Agreement also provides for a customary general release of claims by Mr. Saraf and a limited release of claims by the Company and the members of the Board of Directors (the “Board”), as well as certain other standard terms and a mutual non-disparagement covenant for a period of one year. Pursuant to the Separation Agreement and applicable law, Mr. Saraf has up to seven (7) days to revoke the Separation Agreement. The Separation Payment and Additional Consideration (as defined below) pursuant to the Separation Agreement will not be provided to Mr. Saraf until the eighth (8th) day following the signing of the Separation Agreement (the “Effective Date”). If Mr. Saraf does not revoke the Separation Agreement and complies with his obligations thereunder, he will be entitled to the following payments and benefits:

●	a payment of one million two hundred ninety-four thousand three hundred fifteen dollars and fifty-seven cents ($1,294,315.57) representing the aggregate purchase price for the Company's purchase of Mr. Saraf's ownership of 331,027 shares of the Company's common stock (the "Purchase Price");
●	a payment of nine hundred ninety five thousand one hundred fourteen dollars and thirty-eight cents ($995,114.38) representing the aggregate payment by the Company to Mr. Saraf for the exercisable stock options held by Mr. Saraf for 290,073 shares of the Company's common stock pursuant to his stock option agreements (the "Option Payment");
●	a payment of four hundred ten thousand five hundred seventy dollars and five cents ($410,570.05) representing the payment by the Company for severance (the "Severance Payment" and together with the Purchase Price and Option Payment, collectively, the "Separation Payment");
●	a payment of forty-five thousand dollars and no cents ($45,000.00) representing Mr. Saraf's premium payments for the continuation of health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") for Mr. Saraf and his qualified dependents under the Company's group health insurance plan, as well as incidental medical expenses (the "Benefits Payment");
●	the execution of all necessary documents and payment of the applicable fees and costs to convey to Mr. Saraf the title of ownership in the vehicle that he has used as a Company vehicle, with a fair market value of $18,500.00 ("Vehicle Value"), within ten days of the Effective Date (the "Vehicle Transfer");

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●	the execution of all necessary documents to transfer the Company's cellular telephone assigned to and being used by Mr. Saraf as of the date of the Separation Agreement within ten days of the Effective Date (the "Cell Phone Transfer" and together with the Benefits Payment and Vehicle Transfer, collectively, the "Additional Consideration");
●	a payment of ninety-six thousand four hundred fifty-one dollars and sixty-eight cents ($96,451.68), which represents payment for unused paid vacation through the Separation Date; and
●	a payment for the reimbursement of Mr. Saraf's reasonable and necessary business expenses incurred in the performance of his duties on or before the Separation Date following the Company's receipt from Mr. Saraf of written itemized expense accounts and such additional substantiation and justification as the Company may reasonably request.

Upon the execution of the Separation Agreement, the Separation Payment and Benefits Payment were delivered to an escrow agent and will be released from escrow and paid by the escrow agent to Mr. Saraf in one lump sum payment, less applicable payroll withholdings and deductions, on the Effective Date.

Mr. Saraf's participation in the Company's health insurance plans ends in accordance with the terms of the Company's health insurance plan unless Mr. Saraf elects a continuation through COBRA. In addition, certain restrictive covenants of Mr. Saraf's employment agreement shall survive the termination pursuant to the Separation Agreement. The foregoing summary of the Separation Agreement is qualified in its entirety by the text of the Separation Agreement. A copy of the Separation Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On July 22, 2016, Mr. Saraf and the Company also entered into the Option Cancellation Agreement (the "Option Cancellation Agreement") for the purpose of documenting the termination and cancellation of the exercisable stock options held by Mr. Saraf for 290,073 shares of the Company's common stock pursuant to his stock option agreements in exchange for the Option Payment as of the Effective Date. The foregoing summary of the Option Cancellation Agreement is qualified in its entirety by the text of the Option Cancellation Agreement. A copy of the Option Cancellation Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Appointment of Tim Eriksen as Chief Executive Officer and Interim Chief Financial Officer

On July 22, 2016, the Board of Directors of the Company appointed Tim Eriksen as Chief Executive Officer and Interim Chief Financial Officer effective as of July 22, 2016.

Mr. Eriksen, age 47, was elected a director of the Company on August 4, 2015. Mr. Eriksen also served as a member of the Audit Committee from October 14, 2015 to July 22, 2016. Mr. Eriksen founded Eriksen Capital Management LLC ("ECM"), a Lynden, Washington based investment advisory firm, in 2005. Mr. Eriksen is the Managing Member of ECM and Cedar Creek Partners LLC ("CCP"), a hedge fund founded in 2006 that focuses primarily on micro-cap and small cap stocks. Prior to founding ECM, Mr. Eriksen worked for Walker’s Manual, Inc., a publisher of books and newsletters on micro-cap stocks, unlisted stocks and community banks. Earlier in his career, Mr. Eriksen worked for Kiewit Pacific Co, a subsidiary of Peter Kiewit Sons, as an administrative engineer on the Benicia Martinez Bridge project. Mr. Eriksen received a B.A. from The Master’s College and an M.B.A. from Texas A&M University.

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In connection with his appointment as Chief Executive Officer and Interim Chief Financial Officer of the Company, Mr. Eriksen's annual salary will be $72,000. Mr. Eriksen will not receive Board fees or any other compensation. There is no other plan, contract or arrangement to which Mr. Eriksen is a party or in which he participates that was entered into in connection with Mr. Eriksen’s appointment as Chief Executive Officer and Interim Chief Financial Officer.

On July 22, 2016, upon the recommendation of the Audit Committee, the Board of Directors agreed to reimburse Tim Eriksen, Eriksen Capital Management LLC and Cedar Creek Partners LLC, for expenses related to the 2015 proxy contest and legal fees related to his service as a director in the amount of approximately $110,000. Mr. Eriksen serves as Managing Member of ECM and CCP. This expense reimbursement is being disclosed pursuant to Item 404(a) of Regulation S-K. There is no family relationship between Mr. Eriksen and any director or executive officer of the Company.

Appointment of David W. Pointer as Chairman of the Board of Directors

On July 22, 2016, the Board appointed David W. Pointer as Chairman of the Board of Directors effective as of July 22, 2016 to fill the vacancy of the Chairman role caused by Shevach Saraf's retirement and to hold office until his successor is duly elected and qualified. Mr. Pointer will continue to serve on the Nominating Committee and Compensation Committee of the Board of Directors.

Mr. Pointer, age 46, was elected a director of the Company on August 4, 2015. Mr. Pointer also serves as a member of the Compensation Committee and Nominating Committee. Mr. Pointer is the founder and managing partner of VI Capital Management, LLC ("VICM"). VICM was founded on January 1, 2008, and is the general partner for VI Capital Fund, LP, a value oriented investment limited partnership. Prior to founding VICM, Mr. Pointer served as Senior Vice President and Senior Portfolio Manager for ICM Investment Management ("ICM"). Prior to ICM, Mr. Pointer served as a Portfolio Manager for Invesco, Inc., where he worked with a senior partner in managing two mutual funds with assets in excess of $15 billion. Mr. Pointer has been a member of the board of directors of CompuMed, Inc., a healthcare services company, since January 2014 (and has served as chairman of the board since November 2014). From September 2014 to June 2015, he was a member of the board of directors of ALCO Stores, Inc., a publicly traded retailer in liquidation under the provisions of Chapter 11 of Title 11 of the United States Code. Mr. Pointer has an M.B.A. from the University of Pennsylvania and holds the Chartered Financial Analyst designation.

The Company believes that Mr. Pointer’s experience as a director at other companies and his ability to relate to the broader investment community highly qualifies him to serve as Chairman and a member of the Board of Directors.

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Appointment of Mark Matson as President and Chief Operating Officer

On July 22, 2016, the Board of Directors of the Company appointed Mark Matson as President and Chief Operating Officer effective as of July 22, 2016.

Mr. Matson, age 56, has served as a consultant to the Company since May 2016. Prior to working as a consultant to the Company, Mr. Matson provided consulting services from March 2012 to May 2016 through Avlet, Denali Advanced Integration and Tuxedo Technologies with respect to manufacturing supply chain issues and systems and software issues related to security and processes at global manufacturing plants. Mr. Matson served as the Chief Operating Officer and Vice President of Operations at YSI, a maker of environmental monitoring instruments, sensors, software, systems and data collection platforms, from December 2010 to March 2012. Mr. Matson served as the Vice President of Global Operations and Engineering for Rockford Corporation, a company that designed, sourced and distributed high performance mobile audio products, from January 2006 to December 2010. Prior to joining Rockford Corporation, Mr. Matson was the General Manager and Chief Operations Officer for Benchmark Electronics' Division in Redmond, Washington from 2003 through 2005. Mr. Matson was a Vice President at Advanced Digital Information Corporation from 1998 to 2003 and prior to that at Interpoint Corporation. Mr. Matson has more than 20 years of operations experience. Mr. Matson holds a B.A. from California State University at Bakersfield.

In connection with his appointment as President and Chief Operating Officer of the Company, Mr. Matson will be paid an annual salary of $240,000. There is no other plan, contract or arrangement to which Mr. Matson is a party or in which he participates that was entered into in connection with Mr. Matson’s appointment as President and Chief Operating Officer.

As a consultant to the Company from May 2016 to July 2016, the Company paid Mr. Matson $43,000. There is no family relationship between Mr. Matson and any director or executive officer of the Company.

Appointment of Charles M. Gillman as a Class III Director

On July 22, 2016, the Board of Directors of the Company appointed Charles M. Gillman as a Class III director effective as of July 22, 2016 to fill the vacancy caused by Shevach Saraf’s retirement from the Board. Mr. Gillman will hold office until the 2016 Annual Meeting of Stockholders or until his successor is duly elected and qualified. The appointment of Mr. Gillman was a result of both mutual business interest and discussions between the Board and Novation Companies, Inc. regarding the avoidance of a proxy contest. In return for Novation Companies, Inc. agreeing to not pursue a proxy contest at the Company’s 2016 Annual Meeting of Stockholders, the Board agreed to appoint Mr. Gillman as a Class III director, nominate him for re-election at the 2016 Annual Meeting of Stockholders and reimburse the reasonable expenses incurred to date by Novation Companies, Inc. regarding a potential proxy contest at the 2016 Annual Meeting of Stockholders.

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Mr. Gillman, age 46, is the Owner and Executive Managing Director of the IDWR Multi-Family Office (the "IDWR"), a position he has held since 2013. The IDWR employs a team of analysts with expertise in finding publicly traded companies that require operational enhancement and an improvement in corporate capital allocation. From 2001 to 2013, Mr. Gillman was a portfolio manager of certain family office investment portfolios at Nadel and Gussman, LLC. Prior to his employment at Nadel and Gussman, Mr. Gillman worked in the investment industry and as a strategic management consultant at McKinsey & Company, where he gained experience designing operational turnarounds of U.S. and international companies. Mr. Gillman currently serves on the board of directors of Digirad Corporation, Novation Companies, Inc. and Datawatch Corporation. Additionally, Mr. Gillman previously served on the board of directors of the following companies during the last five years: MRV Communications Inc., InfuSystem Holdings Inc., On Track Innovations Ltd., Aetrium Inc., PMFG Inc., and Hooper Holmes, Inc. Mr. Gillman is a Summa Cum Laude graduate of the Wharton School and a Director of the Penn Club of New York which serves as the Manhattan home of the Wharton and Penn alumni community.

The Board believes that Mr. Gillman’s qualifications to serve on the Board include his significant experience designing operational turnarounds of companies, as a successful portfolio manager and his mergers and acquisition experience.

On July 22, 2016, upon the recommendation of the Audit Committee, the Board of Directors agreed to reimburse Novation Companies, Inc. for expenses incurred related to a potential proxy contest at the 2016 Annual Meeting of Stockholders in an amount not to exceed $60,000. Mr. Gillman serves as a member of the board of directors of Novation Companies. This expense reimbursement is being disclosed pursuant to Item 404(a) of Regulation S-K. There is no family relationship between Mr. Gillman and any director or executive officer of the Company.

Important Additional Information About the 2016 Annual Meeting of Stockholders

This Current Report on Form 8-K may be deemed to be solicitation material in respect of the 2016 Annual Meeting of Stockholders, including the upcoming election of directors. The meeting proposals, including the election of directors, will be submitted to the stockholders of Solitron for their consideration. In connection with the 2016 Annual Meeting of Stockholders, Solitron will file with the Securities and Exchange Commission (the "SEC") a proxy statement. Stockholders of Solitron are urged to read the proxy statement when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Stockholders of Solitron will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Solitron at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement and any SEC filings that will be incorporated by reference in the proxy statement can be obtained, free of charge, by directing a request to: Tim Eriksen, Chief Executive Officer, E-mail: corporate@solitrondevices.com.

Solitron and its directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the 2016 Annual Meeting of Stockholders. Information regarding Solitron's directors and executive officers is available in its Annual Report on Form 10-K/A for the year ended February 29, 2016, which was filed with the SEC on June 28, 2016. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of these documents as described in the preceding paragraph.

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Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 22, 2016, the Board of Directors of the Company approved the adoption of Amended and Restated By-Laws of the Company (the “Amended By-Laws”). The principal changes in the Amended By-Laws provide the Board with flexibility, in its sole discretion, to separate the roles of Chairman of the Board and Chief Executive Officer of the Company. Previously, the Bylaws required the Chairman of the Board to be the Chief Executive Officer of the Company. Additionally, the Amended By-Laws incorporate the changes that were previously made by Amendment No. 1 to the By-Laws adopted on December 12, 2007 and Amendment No. 2 to the By-Laws adopted on April 22, 2013. The Amended By-Laws are effective as of July 22, 2016.

The above summary of the Amended By-Laws is qualified in its entirety by reference to the Amended By-Laws, a copy of which is filed with this report as Exhibit 3.1, and incorporated by reference herein.

Section 8 – Other Events

Item 8.01.	Other Events.

On July 22, 2016, the Company issued a press release announcing the retirement of Mr. Saraf and the management and Board changes discussed above. A copy of the Company's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated By-Laws of Solitron Devices, Inc.
10.1	Separation and General Release Agreement, dated July 22, 2016, between Shevach Saraf and Solitron Devices, Inc. (A portion of this exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment)
10.2	Option Cancellation Agreement, dated July 22, 2016, between Shevach Saraf and Solitron Devices, Inc.
99.1	Press Release, dated July 22, 2016

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 27, 2016	SOLITRON DEVICES, INC.

	By:	/s/ Tim Eriksen
	Name:	Tim Eriksen
	Title:	Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated By-Laws of Solitron Devices, Inc.
10.1	Separation and General Release Agreement, dated July 22, 2016, between Shevach Saraf and Solitron Devices, Inc. (A portion of this exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment)
10.2	Option Cancellation Agreement, dated July 22, 2016, between Shevach Saraf and Solitron Devices, Inc.
99.1	Press Release, dated July 22, 2016

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